EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post Effective Amendment No. 1 to Registration Statement No. 33-94914 on Form S-8, Registration No. 333-30237 on Form S-8 and Registration No. 333-22535 on From S-3 of Hirsch International Corp. and Subsidiaries of our report dated April 22, 1999, appearing in this Annual Report on Form 10-K of Hirsch International Corp. and Subsidiaries for the year ended January 31, 2001.


/s/ DELOITTE & TOUCHE LLP
-------------------------
Deloitte & Touch LLP


Jericho, New York
May 7, 2001